Exhibit 99.1

NEWS RELEASE

Comdisco Announces Fiscal Year 2014 Financial Results

Rosemont, IL - December 11, 2014 - Comdisco Holding Company, Inc. (OTCQB: CDCO) (“Comdisco”) today reported financial results for its fiscal year ended September 30, 2014. Comdisco emerged from Chapter 11 bankruptcy proceedings on August 12, 2002 and, under its Plan of Reorganization (the “Plan”), its business purpose is limited to the orderly sale or run-off of all of its remaining assets.

Operating Results: For the fiscal year ended September 30, 2014, Comdisco reported net earnings of approximately $855,000, or $0.21 per common share (basic and diluted).  The net earnings was driven in large part by the gain on sale of equity investments and the reversal of income tax liabilities for the Company’s Canadian subsidiary which was liquidated during the fiscal year ended September 30, 2014.  The per share results for Comdisco are based on 4,028,951 shares of common stock outstanding on average during the 2014 fiscal year.

For the fiscal year ended September 30, 2014, total revenue was approximately $1,755,000 as compared to approximately $200,000 of revenue for the fiscal year ended September 30, 2013.  The increase is primarily the result of the gain on the sale of equity investments during the fiscal year as compared to the prior year and miscellaneous income for the sale of an investment in India that was previously written off.  Net cash provided by operating activities was approximately $353,000 for the fiscal year ended September 30, 2014 resulting from the sale of equity investments, bad debt recoveries and income tax receipts from Canada slightly offset by the payment of selling, general and administrative expenses and income tax payments.

Total assets were approximately $37,438,000 as of September 30, 2014, which included approximately $31,992,000 of unrestricted cash, compared to total assets of approximately $38,304,000 as of September 30, 2013, which included approximately $32,011,000 of unrestricted cash and short-term investments.

As a result of bankruptcy restructuring transactions, the adoption of fresh-start reporting and multiple asset sales, Comdisco’s financial results are not comparable to those of its predecessor company, Comdisco, Inc.  Please refer to the company’s annual report on Form 10-K filed on December 11, 2014 for complete financial statements and other important disclosures.

About Comdisco

Comdisco emerged from Chapter 11 bankruptcy proceedings on August 12, 2002. The purpose of reorganized Comdisco is to sell, collect or otherwise reduce to money in an orderly manner the remaining assets of the corporation. Pursuant to the Plan and restrictions contained in its certificate of incorporation, Comdisco is specifically prohibited from engaging in any business activities inconsistent with its limited business purpose. Accordingly, within the next few years, it is anticipated that Comdisco will have reduced all of its assets to cash and made distributions of all available cash to holders of its common stock and contingent distribution rights in the manner and priorities set forth in the Plan. At that point, the company will cease operations. The company filed on August 12, 2004 a Certificate of Dissolution with the Secretary of State of the State of Delaware to formally extinguish Comdisco Holding Company, Inc.’s corporate existence with the State of Delaware except for the purpose of completing the wind-down contemplated by the Plan.

COMDISCO HOLDING COMPANY, INC.  | 5600 N. RIVER ROAD #800 | ROSEMONT, ILLINOIS 60018

Safe Harbor

The foregoing contains forward-looking statements regarding Comdisco. They reflect the company’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words and phrases ‘‘expect,’’ ‘‘estimate,’’ and ‘‘anticipate’’ and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the company’s SEC reports, including, but not limited to, the report on Form 10-K for the fiscal year ended September 30, 2014.  Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Deb Dompke

847-698-3000

pr@comdisco.com